Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273896 on Form S-3 of our report dated March 6, 2024, relating to the financial statements of Global Water Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/S/ DELOITTE & TOUCHE LLP

Tempe, Arizona
March 6, 2024